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                          NATIONAL MERCANTILE BANCORP

                             1990 STOCK OPTION PLAN
                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT


     This NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made as of the ____ day of __________, 19__ between NATIONAL MERCANTILE BANCORP, a California corporation (the "Company"), and ___________________ (the "Optionee").

                                R E C I T A L S
                                ---------------

     A. The Board of Directors of the Company adopted the 1990 Stock Option Plan (the "1990 Plan") on May 4, 1990 and the 1990 Plan was approved by the shareholders of the Company on June 28, 1990.

     B. The 1990 Plan provides for the granting to selected executives and other key employees of the Company or any subsidiary of the Company, as the Stock Option Committee (the "Committee") appointed by the Board of Directors may from time to time determine, of options to purchase shares of Common Stock of the Company.

     C. The Committee has determined that it is in the best interests of the Company and its shareholders to grant, pursuant to the 1990 Plan, a non-qualified stock option to the Optionee to purchase ____________________ (_______) shares of the Company's Common Stock on the terms and conditions hereinafter set forth.

     D.  The option granted hereby is not intended to qualify as an "incentive
                                      ---
stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  GRANT OF OPTION.  The Company hereby grants to the Optionee as of the
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date hereof (the "Date of Grant") a non-qualified stock option (the "Option") to purchase, on the terms and conditions hereinafter set forth, ____________________ (_______) shares of the Company's Common Stock, no par value (the "Option Shares"), at a purchase price of __________ per share.

     2.  VESTING.  The Option shall vest and become exercisable in full
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_____________________; provided, however, that no portion of the Option may be exercised by the Optionee to the extent that such exercise would cause an ownership change to occur pursuant to Section 382 of the Code. Section 382 of the Code provides, among other things, that utilization of net operating losses will be restricted if there is a change in ownership of the loss corporation. Changes in ownership are determined by reference to 5% shareholders.

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     3.  EXPIRATION OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.
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     (a) The Option shall expire on the _________ anniversary of the Date of
Grant (the "Expiration Date"), except that (i) if the Optionee ceases, on or before the Expiration Date, for any reason other than death or permanent disability, to be employed by the Company or a subsidiary of the Company, the Option shall expire as provided in Section 6 below, and (ii) if the Optionee ceases, on or before the Expiration Date, to be employed by the Company or a subsidiary of the Company, by reason of death or permanent disability, the Option shall expire as provided in Section 7 below. The term "Employee" as used in this Option means an officer or other employee of the Company or any subsidiary (including an officer who is also a director of the Company or any subsidiary).

     (b) The Option may be exercised in whole or in part from time to time on or after _________________ until the Expiration Date (subject to the provisions hereof), except that not less than one hundred (100) shares may be purchased at any time unless the number of shares then purchasable hereunder shall be less than one hundred.

     (c) Except as provided in Sections 6 and 7 below, none of the Option Shares may be purchased hereunder unless the Optionee, at the time he exercises the Option, is employed by the Company or a subsidiary of the Company, since the date hereof. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for any purpose of this Option.

     4.  METHOD OF EXERCISE OF OPTION.  The Option may be exercised only by
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delivery to the Company of a written notice of exercise specifying the number of
Option Shares which the Optionee then elects to purchase, accompanied by payment in full of the aggregate exercise price for such shares (the "Exercise Price"), in cash or by check payable to the Company, or in shares of the Company's Common Stock, represented by a certificate duly endorsed, transferring to the Company good and valid title to such shares, such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the 1990 Plan) thereof on the date of such exercise.

     5.  NON-TRANSFERABILITY OF OPTION.  The Option shall not be transferable by
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the Optionee otherwise than by will or the laws of descent and distribution, and it shall be exercisable, during the lifetime of the Optionee only by him or by his guardian or legal representative regardless of any community property interest therein of the spouse of the Optionee or such spouse's successors in interest.

     6.  TERMINATION OF EMPLOYMENT.
         -------------------------

     (a) If the Optionee ceases to be employed by the Company or a subsidiary of the Company for any reason other than death or permanent disability, the Option shall expire three (3) months after the date the Optionee ceases to be so employed, unless by its terms it expires sooner.

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The Option may be exercised by the Optionee within such three month period to the extent it was exercisable on the date of such cessation of employment.

     (b) The Option confers no right upon the Optionee with respect to the continuation of his employment with the Company or any of its subsidiaries, and shall not interfere with the right of the Company or a subsidiary, or of the Optionee, to terminate his employment at any time.

     7.  DEATH OR PERMANENT DISABILITY OF OPTIONEE.  If the Optionee ceases to
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be employed by the Company or a subsidiary of the Company by reason of death or permanent disability, the Option shall expire one (1) year after the date of such death or disability, unless by its terms it expires sooner. The Option may be exercised only by the Optionee within such one year period to the extent it was exercisable on the date of such death or disability.

     8.  ADJUSTMENTS UPON THE OCCURRENCE OF CERTAIN EVENTS.
         -------------------------------------------------

     (a) If the outstanding shares of the Company's Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the Option Shares pursuant to which the Options relate. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each Option Share.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, all Options shall terminate; provided, however, that notwithstanding the foregoing, the Company or the Committee may provide to the Optionee in writing in connection with such transaction any or all of the following alternatives (separately or in combinations): (i) for the Options granted more than six months before such transaction to become immediately exercisable; (ii) for the assumption by the successor corporation of the Options or the substitution by such corporation for such Options of new options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Options in the matter and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Options.

     (c) No adjustment provided for in this Section 8 shall require the Company to sell a fractional share under the Options.

     9.  DELIVERY OF STOCK CERTIFICATES.  Upon the exercise all or a portion of
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the Option, the Company, as promptly as practicable, shall mail or deliver to the Optionee a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith. The issuance of such shares and delivery of the certificate or certificates

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therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed or quoted on the Nasdaq SmallCap Market, (b) such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company may determine to be necessary or advisable, and (c) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the exercise of the Option or the receipt of such shares.

     10.  NOTICES, ETC.
          -------------

     (a) Any notice hereunder by the Optionee shall be given to the Company in writing and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's corporate offices at 1840 Century Park East, Los Angeles, California 90067, or at such other address as the Company may designate by notice to the Optionee.

     (b) Any notice or other communication to the Optionee shall be in writing and any such communication and any delivery to the Optionee hereunder shall be deemed duly given or made if mailed or delivered to the Optionee at such address as the Optionee shall have on file with the Company or in care of the Company at the address of its corporate offices indicated above.

     11.  WAIVER.  The waiver by the Company of any provision of the Option
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shall not operate as or be construed to be a waiver of the same provision or any other provision hereof at any subsequent time or for any other purpose.

     12.  IRREVOCABILITY.  The Option shall be irrevocable until it expires as
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herein provided.

     13.  EFFECTIVE DATE.  The Option shall be deemed granted and effective on
          --------------
the Date of Grant.

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     14.  INTERPRETATION AND CONSTRUCTION.  The interpretation and construction
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of the Option by the Committee shall be final, binding and conclusive.  The section headings in this Agreement are for convenience of reference only and shall not be deemed part of, or germane to the interpretation or construction of, this Agreement.

                          NATIONAL MERCANTILE BANCORP


                          By:
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                             -------------------------------------
                             ___________________, Optionee



     By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.



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